PagerDuty Announces Second Quarter Fiscal 2027 Financial Results

Second quarter revenue increased 1% year over year to $124 million
Annual Recurring Revenue (“ARR”) grew year over year to $501 million
Second quarter operating income was $10 million; non-GAAP operating income was $30 million
Net income was $5 million, representing the fifth consecutive quarter of GAAP profitability

SAN FRANCISCO – (BUSINESS WIRE) – August 27, 2026 – PagerDuty, Inc. (NYSE:PD), a leader in AI-first operations management, today announced financial results for the second quarter of fiscal 2027, ended July 31, 2026.

“We delivered revenue above the high end of our guidance range, crossed $500 million in ARR, and generated $33 million in free cash flow this quarter, providing encouraging signals that our strategy is gaining traction,” said John DiLullo, CEO. “Just as importantly, the underlying fundamentals are strengthening. Non-GAAP operating income also came in ahead of expectations and we enjoyed our fifth consecutive quarter of GAAP profitability. AI is transforming how software is built and operated, and PagerDuty is uniquely positioned to benefit from that shift.”

Second Quarter Fiscal 2027 Financial Highlights

•Revenue was $124.4 million, an increase of 0.8% year over year.
•Operating income was $10.2 million; operating margin was 8.2%.
•Non-GAAP operating income was $29.5 million; non-GAAP operating margin was 23.7%.
•Net income attributable to PagerDuty, Inc. common stockholders was $4.7 million, representing the Company's fifth consecutive quarter of GAAP profitability.
•Net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.06.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.32.
•Net cash provided by operating activities was $36.9 million; free cash flow was $32.8 million.
•Cash, cash equivalents, and investments were $470.0 million as of July 31, 2026.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between GAAP and non-GAAP financial information.

Second Quarter and Recent Highlights

•ARR as of July 31, 2026 was $501 million.
•Customers with ARR over $100 thousand was 884 as of July 31, 2026.
•Dollar-based net retention rate was 98% as of July 31, 2026.
•Total paid customers were 15,506 as of July 31, 2026,.
•Lands and expands include: Anthropic, PBC, Banco Pichincha, C.A., Coreweave, Inc., Delivery Hero SE, Kawasaki Heavy Industries, Ltd., and Palo Alto Networks, Inc.
•Appointed John DiLullo as Chief Executive Officer.
•Named Eric Prengel as Chief Financial Officer and announced the retirement of Howard Wilson.
•Appointed Alex Shootman to the Board of Directors.
•In Q2, major upgrades were made to PagerDuty's autonomous SRE agent, incident management lifecycle integration, and the Company's agentic offering for simplifying on-call shift management.
•Announced distribution agreement in Australia with Ingram Micro.

Financial Outlook

For the third quarter of fiscal 2027, PagerDuty currently expects:

•Total revenue of $123.0 million - $125.0 million.
•Non-GAAP operating margin of 26.5% to 27.5%.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.34 - $0.36, assuming approximately 80 million diluted shares and a non-GAAP tax rate of 20%.

For the full fiscal year 2027, PagerDuty currently expects:

•Total revenue of $491.5 million - $496.5 million.
•Non-GAAP operating margin of 25.0% to 26.0%.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $1.33 - $1.37, assuming approximately 80 million diluted shares and a non-GAAP tax rate of 20%.

These statements are forward-looking and actual results may differ materially. Please refer to the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not provided the GAAP equivalent or reconciled its expectations as to non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders or our outlook for non-GAAP operating margin to GAAP net income per share attributable to PagerDuty, Inc. common stockholders or GAAP operating margin, respectively, because certain reconciling items such as stock-based compensation expense, employer taxes related to employee stock transactions, acquisition-related expenses, restructuring costs, gains or losses on extinguishment of convertible senior notes, adjustment attributable to redeemable non-controlling interest, and income tax effects and adjustments are out of PagerDuty’s control or cannot be reasonably predicted. Accordingly, such reconciliation is not available without unreasonable effort. However, it is important to note that these reconciling items could have a significant effect on PagerDuty’s future GAAP results.

Conference Call Information

PagerDuty will host an audio call (meeting ID 817 056 145)) for analysts and investors at 2:00 p.m. Pacific Time on August 27, 2026. The North American dial-in number 1-833-461-5787 or the International dial-in number 1-585-542-9983 may be used. Both a news release with the financial results and the audio call will be available to the public on PagerDuty’s investor relations website at investor.pagerduty.com. A replay of the meeting will be available following the call.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), X account @pagerduty, and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Forward-Looking Statements

This press release and the related webcast contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial and operational performance and outlook, and strategies, objectives, opportunity, expectations and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 12, 2026 and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026 filed with the SEC on May 28, 2026. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2026 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to maintain or increase profitability; our ability to sustain or increase growth and effectively manage changes in our business and industry; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to attract and retain executives and employees we need to support our operations and growth and the impact of our recent restructuring on that ability; our dependence on a majority of our revenue from a single product; our ability to compete effectively in an increasingly competitive market; the impact of seasonality on our business; our ability to adapt and respond effectively to rapidly developing technology; our ability to effectively develop and expand our marketing and sales capacities; our ability to enhance and improve our platform or develop new functionality or use cases; the effect of unfavorable conditions in our industry or the global economy, or reductions in information technology spending, on our business and results of operations; adverse consequences that could arise as a result of international trade policies, geopolitical developments, and macroeconomic conditions, including tariffs, sanctions, trade barriers and global instability; the accuracy of our estimates of market opportunity and forecasts of market growth; our assumptions and limitations to which ARR and certain other operational data are subject that may cause such metrics to not provide an accurate indication of actual performance or future results; adverse consequences that could result from any compromise of our information technology systems or those of third parties with whom we work or our data; adverse consequences that could result from any interruptions or delays in performance of our service; and our ability to maintain the compatibility of our platform with third party applications that our customers use in their businesses.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release and the related webcast represent our views as of the date of this press release and the related webcast . We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release and the related webcast.

About PagerDuty, Inc.

PagerDuty, Inc. (NYSE: PD) is the global leader in AI-first digital operations. By automatically detecting, diagnosing, and remediating issues, the PagerDuty Platform orchestrates AI agents and automated workflows with context from over 750 integrations. Trusted by approximately two-thirds of the Fortune 100 and nearly half of the Fortune 500, PagerDuty is the industry standard for organizations scaling resilient, autonomous operations. Learn more and try it for free at www.pagerduty.com.

Investor Relations Contact:
Paul Underwood
investor@pagerduty.com

Media Contact:
Debbie O’Brien
media@pagerduty.com

SOURCE PagerDuty
Source: PagerDuty, Inc.

PAGERDUTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended July 31,		Six months ended July 31,
	2026	2025	2026	2025
Revenue	$124,436	$123,411	$245,403	$243,216
Cost of revenue(1)	20,037	19,001	39,057	38,185
Gross profit	104,399	104,410	206,346	205,031

Operating expenses:
Research and development(1)	30,897	30,897	60,885	64,945
Sales and marketing(1)	38,325	44,456	77,935	94,501
General and administrative(1)	24,938	25,491	48,104	52,346
Total operating expenses	94,160	100,844	186,924	211,792
Income (loss) from operations	10,239	3,566	19,422	(6,761)

Interest income	4,101	6,149	8,027	12,160
Interest expense	(2,113)	(2,286)	(4,220)	(4,650)
Other (expense) income, net	(157)	120	(228)	234
Income before provision for (benefit from) income taxes	12,070	7,549	23,001	983
Provision for (benefit from) income taxes	4,357	(1,865)	10,158	(1,052)
Net income	$7,713	$9,414	$12,843	$2,035
Net loss attributable to redeemable non-controlling interest	(72)	(161)	(225)	(378)
Net income attributable to PagerDuty, Inc.	$7,785	$9,575	$13,068	$2,413
Less: Adjustment attributable to redeemable non-controlling interest	3,059	(202)	(1,904)	(867)
Net income attributable to PagerDuty, Inc. common stockholders	$4,726	$9,777	$14,972	$3,280

Weighted average shares used in calculating net income per share
Basic	77,334	92,600	77,980	91,997
Diluted	79,141	94,198	79,294	93,895
Net income per share attributable to PagerDuty, Inc. common stockholders
Basic	$0.06	$0.11	$0.19	$0.04
Diluted	$0.06	$0.10	$0.19	$0.03

(1) Includes stock-based compensation expense as follows:

	Three months ended July 31,		Six months ended July 31,
	2026	2025	2026	2025
Cost of revenue	$665	$1,213	$1,514	$2,310
Research and development	5,592	9,560	11,729	19,400
Sales and marketing	3,064	5,285	7,248	11,504
General and administrative	7,151	9,902	13,944	18,499
Total	$16,472	$25,960	$34,435	$51,713

PAGERDUTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$233,651	$237,402
Investments	236,392	232,436
Accounts receivable, net of allowance for credit losses of $838 and $1,175 as of July 31, 2026 and January 31, 2026, respectively	71,738	108,430
Deferred contract costs, current	18,351	18,401
Prepaid expenses and other current assets	18,983	15,570
Total current assets	579,115	612,239
Property and equipment, net	34,355	29,192
Deferred contract costs, non-current	24,982	25,010
Lease right-of-use assets	11,325	12,509
Goodwill	137,401	137,401
Intangible assets, net	13,765	15,645
Deferred tax assets	153,657	153,657
Other assets	3,719	4,862
Total assets	$958,319	$990,515

Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$5,581	$6,718
Accrued expenses and other current liabilities	18,288	19,868
Accrued compensation	23,810	25,856
Deferred revenue, current	233,528	246,451
Lease liabilities, current	6,010	5,000
Total current liabilities	287,217	303,893
Convertible senior notes, net, non-current	396,930	395,729
Deferred revenue, non-current	2,462	2,483
Lease liabilities, non-current	9,877	12,598
Other liabilities	14,929	5,147
Total liabilities	711,415	719,850

Redeemable non-controlling interest	14,943	17,072

Stockholders' equity
Common stock	—	—
Additional paid-in capital	649,436	679,410
Accumulated other comprehensive loss	(1,128)	(183)
Accumulated deficit	(408,729)	(421,797)
Treasury stock	(7,618)	(3,837)
Total stockholders’ equity	231,961	253,593
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$958,319	$990,515

PAGERDUTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended July 31,		Six months ended July 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income attributable to PagerDuty, Inc. common stockholders	$4,726	$9,777	$14,972	$3,280
Net loss and adjustment attributable to redeemable non-controlling interest	2,987	(363)	(2,129)	(1,245)
Net income	7,713	9,414	12,843	2,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,899	3,122	5,955	7,084
Amortization of deferred contract costs	5,332	5,703	10,533	11,217
Amortization of debt issuance costs	606	655	1,201	1,332
Stock-based compensation	16,472	25,960	34,435	51,713
Non-cash lease expense	995	514	1,980	893
Deferred income taxes	4,114	(1,786)	9,850	(1,624)
Other	(28)	(556)	(623)	(1,367)
Changes in operating assets and liabilities:
Accounts receivable	4,043	8,919	36,661	36,529
Deferred contract costs	(5,809)	(5,664)	(10,502)	(10,243)
Prepaid expenses and other assets	1,698	2,888	(3,347)	(428)
Accounts payable	1,696	(562)	(1,129)	(459)
Accrued expenses and other liabilities	3,561	(3,421)	758	(5,394)
Accrued compensation	2,256	(996)	(2,237)	(9,332)
Deferred revenue	(7,354)	(9,519)	(12,734)	(15,930)
Lease liabilities	(1,248)	(697)	(2,415)	(1,382)
Net cash provided by operating activities	36,946	33,974	81,229	64,644
Cash flows from investing activities:
Purchases of property and equipment	(2,226)	(874)	(3,191)	(1,315)
Capitalized software costs	(1,937)	(2,893)	(4,063)	(4,136)
Purchases of available-for-sale investments	(46,005)	(48,169)	(86,301)	(92,317)
Proceeds from maturities of available-for-sale investments	44,531	44,510	81,951	88,910
Proceeds from sales of available-for-sale investments	—	1,248	—	1,248
Purchases of non-marketable equity investments	—	(1,000)	—	(1,250)
Proceeds from liquidation of non-marketable equity investments	—	—	894	—
Net cash used in investing activities	(5,637)	(7,178)	(10,710)	(8,860)
Cash flows from financing activities:
Repurchases of common stock	(7,477)	—	(72,933)	—
Repayments of convertible senior notes		(57,500)	—	(57,500)
Proceeds from employee stock purchase plan	3,479	4,618	3,479	4,618
Excise tax paid on repurchases of common stock	(808)	—	(808)	—
Proceeds from issuance of common stock upon exercise of stock options	1,788	208	1,792	3,810
Employee payroll taxes paid related to net share settlement of restricted stock units	(3,504)	(6,411)	(5,660)	(13,968)
Net cash used in financing activities	(6,522)	(59,085)	(74,130)	(63,040)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(16)	(222)	(140)	113
Net change in cash, cash equivalents, and restricted cash	24,771	(32,511)	(3,751)	(7,143)
Cash, cash equivalents, and restricted cash at beginning of period	209,959	373,696	238,481	348,328
Cash, cash equivalents, and restricted cash at end of period	$234,730	$341,185	$234,730	$341,185

Note: Certain reclassifications of prior period amounts have been made in the Company’s condensed consolidated statements of cash flows to conform to the current period presentation. Refer to the notes to our Quarterly Report on Form 10-Q for more information.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to PagerDuty, Inc. common stockholders, non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders, free cash flow, and free cash flow margin.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer taxes related to employee stock transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangible assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of debt issuance costs: The imputed interest rates of the Company’s convertible senior notes (the “2025 Notes” and the “2028 Notes” or, collectively, the “Notes”) was approximately 1.91% for the 2025 Notes and 2.13% for the 2028 Notes. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Restructuring costs: PagerDuty views restructuring costs, such as employee severance-related costs, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Shareholder matters: PagerDuty views certain charges, including third-party legal, consulting, and advisory fees, related to shareholder activity that are outside of the ordinary course of our business and expenses related to a cooperation agreement as events that are not necessarily reflective of operational performance during a period. PagerDuty believes that such charges do not have a direct correlation to the operations of the Company’s business and may vary in size depending on the timing, results, and resolution of such shareholder matters. The consideration of measures that exclude such expenses can assist in the comparison of operational performance in periods which may or may not include such expenses.

Executive transition costs: We exclude amounts paid to the Company’s former executives upon departure under the terms of their transition agreements, including continued base salary payments made during their transition periods, acceleration of stock-based compensation, continued vesting of restricted stock units and performance stock units, and legal and consulting fees associated with the transition. Also excluded from our non-GAAP measures are recruiting costs related to the search for new executives. These costs represent expenses that are not indicative of our ongoing operating expenses. We further believe that excluding the executive transition costs from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

Adjustment attributable to redeemable non-controlling interest: PagerDuty adjusts the value of redeemable non-controlling interest of its joint venture PagerDuty K.K. according to the operating agreement. PagerDuty believes this adjustment is not reflective of operational performance during a period and exclusion of such adjustments can assist in comparison of operational performance in different periods.

Income tax effects and adjustments: Based on PagerDuty’s financial outlook for fiscal 2027, PagerDuty is utilizing a projected non-GAAP tax rate of 20%. For fiscal 2026, PagerDuty used a projected non-GAAP tax rate of 22%. PagerDuty uses a projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the impact of non-recurring and period specific items, which can vary in size and frequency. PagerDuty’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that PagerDuty believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events.

Non-GAAP gross profit and non-GAAP gross margin

We define non-GAAP gross profit as gross profit excluding the following expenses typically included in cost of revenue: stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and restructuring costs. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

Non-GAAP operating expenses

We define non-GAAP operating expenses as operating expenses excluding stock-based compensation expense, employer taxes related to employee stock transactions, acquisition-related expenses, amortization of acquired intangible assets, restructuring costs, shareholder matters, and executive transition costs, which are not necessarily reflective of operational performance during a given period.

Non-GAAP operating income and non-GAAP operating margin

We define non-GAAP operating income as income (loss) from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, restructuring costs, shareholder matters, and executive transition costs, which are not necessarily reflective of operational performance during a given period. We define non-GAAP operating margin as non-GAAP operating income as a percentage of revenue.

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders

We define non-GAAP net income attributable to PagerDuty, Inc. common stockholders as net income attributable to PagerDuty, Inc. common stockholders excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, restructuring costs, shareholder matters, executive transition costs, adjustment attributable to redeemable non-controlling interest, and income tax effects and adjustments, which are not necessarily reflective of operational performance during a given period.

Non-GAAP net income per share, basic and diluted

We define non-GAAP net income per share, basic as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average shares outstanding at the end of the reporting period. We define non-GAAP net income per share, diluted as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average diluted shares outstanding at the end of the reporting period.

Free cash flow and free cash flow margin

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment and capitalization of software costs. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of non-GAAP financial measures to their most-comparable GAAP financial measures.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended July 31,		Six months ended July 31,
	2026	2025	2026	2025
Non-GAAP gross profit and non-GAAP gross margin
Gross profit	$104,399	$104,410	$206,346	$205,031
Add:
Stock-based compensation	665	1,213	1,514	2,310
Employer taxes related to employee stock transactions	13	30	24	68
Amortization of acquired intangible assets	320	601	640	1,874
Restructuring costs	—	—	332	—
Non-GAAP gross profit	$105,397	$106,254	$208,856	$209,283

Revenue	$124,436	$123,411	$245,403	$243,216
Gross margin	83.9%	84.6%	84.1%	84.3%
Non-GAAP gross margin	84.7%	86.1%	85.1%	86.0%

Non-GAAP operating expenses
Research and development	$30,897	$30,897	$60,885	$64,945
Less:
Stock-based compensation	5,592	9,560	11,729	19,400
Employer taxes related to employee stock transactions	96	183	201	487
Acquisition-related expenses	—	35	—	263
Restructuring costs	—	—	—	1,373
Non-GAAP research and development	$25,209	$21,119	$48,955	$43,422

Sales and marketing	$38,325	$44,456	$77,935	$94,501
Less:
Stock-based compensation	3,064	5,285	7,248	11,504
Employer taxes related to employee stock transactions	55	121	104	303
Amortization of acquired intangible assets	620	632	1,240	1,265
Restructuring costs	—	22	1,099	2,232
Non-GAAP sales and marketing	$34,586	$38,396	$68,244	$79,197

General and administrative	$24,938	$25,491	$48,104	$52,346
Less:
Stock-based compensation	5,482	9,902	12,275	18,499
Employer taxes related to employee stock transactions	81	127	142	321
Restructuring costs	—	51	—	279
Shareholder matters	—	79	—	2,349
Executive transition costs	3,303	—	3,303	—
Non-GAAP general and administrative	$16,072	$15,332	$32,384	$30,898

Note: Certain figures may not sum due to rounding.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended July 31,		Six months ended July 31,
	2026	2025	2026	2025
Non-GAAP operating income and non-GAAP operating margin
Income (loss) from operations	$10,239	$3,566	$19,422	$(6,761)
Add:
Stock-based compensation	14,803	25,960	32,766	51,713
Employer taxes related to employee stock transactions	245	461	471	1,179
Amortization of acquired intangible assets	940	1,233	1,880	3,139
Acquisition-related expenses	—	35	—	263
Restructuring costs	—	73	1,431	3,884
Shareholder matters	—	79	—	2,349
Executive transition costs	3,303	—	3,303	—
Non-GAAP operating income	$29,530	$31,407	$59,273	$55,766

Revenue	$124,436	$123,411	$245,403	$243,216
Operating margin	8.2%	2.9%	7.9%	(2.8)%
Non-GAAP operating margin	23.7%	25.4%	24.2%	22.9%

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders
Net income attributable to PagerDuty, Inc. common stockholders	$4,726	$9,777	$14,972	$3,280
Add:
Stock-based compensation	14,803	25,960	32,766	51,713
Employer taxes related to employee stock transactions	245	461	471	1,179
Amortization of debt issuance costs	606	655	1,201	1,332
Amortization of acquired intangible assets	940	1,233	1,880	3,139
Acquisition-related expenses	—	35	—	263
Restructuring costs	—	73	1,431	3,884
Shareholder matters	—	79	—	2,349
Executive transition costs	3,303	—	3,303	—
Adjustment attributable to redeemable non-controlling interest	3,059	(202)	(1,904)	(867)
Income tax effects and adjustments	(2,037)	(9,795)	(2,653)	(15,317)
Non-GAAP net income attributable to PagerDuty, Inc. common stockholders	$25,645	$28,276	$51,467	$50,955

Non-GAAP net income per share, basic
Net income per share attributable to PagerDuty, Inc. common stockholders	$0.06	$0.11	$0.19	$0.04
Non-GAAP adjustments to net income per share attributable to PagerDuty, Inc. common stockholders	0.27	0.20	0.47	0.51
Non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders	$0.33	$0.31	$0.66	$0.55

Non-GAAP net income per share, diluted
Net income per share attributable to PagerDuty, Inc. common stockholders	$0.06	$0.10	$0.19	$0.03
Non-GAAP adjustments to net income per share attributable to PagerDuty, Inc. common stockholders	0.26	0.20	0.46	0.51
Non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders	$0.32	$0.30	$0.65	$0.54

Weighted average shares used in calculating net income per share
Basic	77,334	92,600	77,980	91,997
Diluted	79,141	94,198	79,294	93,895

Weighted average shares used in calculating non-GAAP net income per share
Basic	77,334	92,600	77,980	91,997
Diluted	79,141	94,198	79,294	93,895
Note: Certain figures may not sum due to rounding.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages)
(unaudited)

	Three months ended July 31,		Six months ended July 31,
	2026	2025	2026	2025
Free cash flow and free cash flow margin
Net cash provided by operating activities	$36,946	$33,974	$81,229	$64,644
Purchases of property and equipment	(2,226)	(874)	(3,191)	(1,315)
Capitalization of software costs	(1,937)	(2,893)	(4,063)	(4,136)
Free cash flow	$32,783	$30,207	$73,975	$59,193
Net cash used in investing activities	$(5,637)	$(7,178)	$(10,710)	$(8,860)
Net cash used in financing activities	$(6,522)	$(59,085)	$(74,130)	$(63,040)

Revenue	$124,436	$123,411	$245,403	$243,216
Operating cash flow margin	29.7%	27.5%	33.1%	26.6%
Free cash flow margin	26.3%	24.5%	30.1%	24.3%